**LOCATION NOTICE FOR LODE MINING CLAIM**

NOTICE IS HEREBY GIVEN that the MDZ # 2

lode mining claim has been located

by Medzed, Inc. whose current mailing

address is 3065 Beyer Blvd. B103-1, San Diego, CA.

BLM
Date
Stamp

The general course of this claim is north - south and it is situated in Mohave County, Arizona. This claim is 1500 feet in length and 600 feet in width. This claim runs from the location monument on which this location notice is posted approximately 10 feet in a north direction to the north end line and 1490 feet in a south direction to the south end line. This claim is marked by six monuments, one at each corner and one at the center of each end line of the claim.

The location monument on which this notice is posted is situated within Section 21, Township 20 North, Range 20 West , Gila Salt River Base and Meridian, Arizona and this claim encompasses portions of the following quarter section (s), section (s), Township (s) and Range (s): SW/4 andNW/4, Section 21, T20N, R20W, Gila Salt River Base and Meridian, Arizona.

The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: TheNE corner of the claim is 2745 feet south and 3830 feet west of the northeast corner of Section 21, Township 20N, Range 20E.

DATED AND POSTED on the ground this 27th day of July , 2010

LOCATOR: Steve Radvak ____________________

**Form MCF100**
Revised July 2005

**MINING CLAIM MAP**

Lode (X) Placer ( )


1 mile
1 mile
MDZ Claims
3
4
1
2

Scale : 1" = 2000 feet

N

1. The above map depicts the MDZ #2 mining claim, which is located in Section (s) 21,

   Township 20 N, Range 20 W, Gila and Salt River Base and Meridian, Mohave County, Arizona.
2. The type of corner and location monuments used are as follows: 2" x 2" wood posts 5 feet high.
3. The bearings and distances in degrees and feet between claim corners are as depicted on the map.

# DEPARTMENT OF THE INTERIOR
# BUREAU OF LAND MANAGEMENT
# MINING CLAIMS
# (MASS) Serial Register Page

Run Date/Time: 03/09/11 09:52 AM

**01 05-10-1872;017STAT0091;30USC26,28,34**

**Case Type 384101: LODE CLAIM**

**Claim Name: MDZ 2**

**Case Disposition: ACTIVE**

**Serial Number**
AMC402214

**Lead File Number**
AMC402213

| Name & Address | Int Rel | % Interest |
|---|---|---|
| MEDZED INC<br>3065 BEYER BLVD B103-1 SAN DIEGO, CA 92154-3499 | CLAIMANT | 0.00 |
| RADVAK STEVEN<br>10017 N 60TH PL PARADISE VALLEY, AZ 85253-1202 | CLAIMANT | 0.00 |

| County / State | District |
|---|---|
| MOHAVE County, AZ | KINGMAN FIELD OFFICE |

| Mer Twp Rng Sec | Subdivision |
|---|---|
| 14 0200N 0200W 021 | SW |

| Act Date | Code | Action Text | Action Remarks | Receipt Number |
|---|---|---|---|---|
| 07/27/2010 | 403 | LOCATION DATE | 07/27/2010 | |
| 09/21/2010 | 395 | RECORDATION NOTICE RECD | 09/21/2010 | 2219446 |
| 09/21/2010 | 484 | LOCATION YEAR / MAINTENAN | 09/21/2010 | 2219446 |
| 09/01/2010 | 682 | MAINTENANCE FEE/$140 | 09/01/2010 | 2219446 |
| 09/21/2010 | 501 | ACCT ADV IN LEAD FILE | 09/21/2010 | |
| 08/11/2010 | 404 | COUNTY RECORDATION | 08/11/2010 | |

| Line Nr | Remarks |
|---|---|